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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


The Board of Directors of Markland Technologies, Inc.:


We hereby consent to the incorporation by reference in the registration statement (No. 333-115395) on Form SB-2 of Markland Technologies, Inc. of our report dated September 9, 2004, with respect to the balance sheets as of December 31, 2003 and 2002 and the related statements of income, retained earnings and cash flows for the years then ended of E-OIR Technologies, Inc. ("EOIR"), which report appears in this current report on Form 8-K/A. Our report indicates that the financial statements were prepared to present the operations of E-OIR Technologies, Inc. acquired by Markland Technologies, Inc. on June 29, 2004 and do not include EOIR's wholly-owned subsidiary, RMS Enterprises, LLC, which was distributed to EOIR's stockholders prior to the acquisition.





\s\ Wolf & Company, P.C.

Boston, Massachusetts
September 13, 2004